UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2005

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC .
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14303	36-3161171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SUPPLEMENTAL DATA
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.
The following information consists of a press release dated July 28, 2005, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three and six months ended June 30, 2005. The information is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.

American Axle & Manufacturing Reports
Second Quarter 2005 Financial Results

New business backlog increased by 30% to $1.3 billion

Detroit, Michigan, July 28, 2005 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported sales and earnings for the second quarter of 2005.

Second Quarter 2005 highlights
•	Second quarter sales of $867.7 million
•	10% year-over-year decline in production volumes
•	Non-GM sales of $185.0 million, or 21% of total sales
•	Net earnings of $18.9 million or $0.37 per share
•	$8.9 million charge ($0.12 per share in the quarter) for voluntary separation program
•	Secured program awards that increase AAM’s new business backlog by 30% to $1.3 billion
•	Successfully launched AAM’s first-ever rear drive module (“RDM”) for SsangYong Motor Corporation

Second quarter earnings were $18.9 million or $0.37 per share. This compares to earnings of $55.3 million or $1.02 per share in the second quarter of 2004. AAM’s second quarter results in 2005 include a charge of $8.9 million, or $0.12 per share, related to voluntary lump-sum separation payments accepted by 162 hourly associates. AAM’s earnings in the second quarter of 2004 included a charge of $12.5 million, or $0.15 per share, related to a similar voluntary separation program.

“2005 continues to be a very challenging year for the domestic automotive industry and the Tier I supply chain. Lower production levels and higher steel and metallic material prices are pressuring sales and inflating costs,” said AAM’s Co-Founder, Chairman of the Board & CEO Richard E. Dauch. “Despite these tough conditions, AAM continues to focus on its long-term strategic goals of further developing our product offerings, increasing customer diversification and expanding our global manufacturing presence. The continued expansion of AAM’s new business backlog is evidence that we are successfully delivering on these initiatives. We are especially pleased with the growth in our backlog of orders for our newest driveline technology supporting all-wheel-drive applications for passenger cars and crossover vehicles.”

Net sales in the second quarter of 2005 were $867.7 million as compared to $929.6 million in the second quarter of 2004. Sales to non-GM customers in the quarter were $185.0 million and now represent 21% of AAM’s total sales.

AAM sales for the quarter reflect an estimated 10% year-over-year decline in customer production volumes for the major North American light truck programs it currently supports. AAM’s content per vehicle in the quarter grew to $1,185 as compared to $1,162 in the second quarter of 2004. Mix shifts favoring four-wheel-drive and all-wheel drive versions of mid-size light truck products, including the all new 2006 HUMMER H3, and higher production volumes of our largest axles supporting heavy-duty versions of the full-size pick-up truck programs were the primary drivers of content growth in the quarter.

Gross margin in the second quarter of 2005 was 9.8% as compared to 14.4% in the second quarter of 2004. Operating income was $36.4 million or 4.2% of sales in the quarter as compared to $89.2 million or 9.6% of sales in the second quarter of 2004.

Net sales in the first half of 2005 were $1.7 billion as compared to $1.9 billion in the first half of 2004. Gross margin was 9.4% in the first half of 2005 versus 14.3% for the first half of 2004. Operating income for the first half of 2005 was $62.1 million or 3.7% of sales versus $176.1 million or 9.4% of sales for the first half of 2004.

AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures and dividends paid. Capital spending to support new product programs and other safety, quality and productivity initiatives in the first half of 2005 was $161.2 million as compared to $95.7 million in the first half of 2004. Pursuant to its quarterly cash dividend program, which commenced in the second quarter of 2004, AAM paid $15.0 million in dividends for the first half of 2005. Reflecting the impact of AAM’s increased capital investment and dividend payout, AAM’s free cash flow in the first half of 2005 was a use of $123.8 million.

AAM’s research and development spending (R&D) in the first half of 2005 increased to $36.5 million as compared to $33.8 million in the first half of 2004. AAM continues to emphasize the integration of electronics in its product portfolio. Product development in this area has recently resulted in a new, high-volume 2007 model year production contract for AAM’s SmartbarTM, an electronically actuated roll control system.

AAM also continues to successfully develop and validate new products targeted for growth segments of the global driveline market, especially rear wheel drive and all-wheel drive driveline systems for passenger cars and crossover vehicles. AAM’s new business backlog now includes awards for these new products supporting six passenger car and crossover vehicle programs that represent annual sales volume of nearly $400 million. Products featuring AAM’s new passenger car and crossover vehicle technology include AAM’s successful launch of its first-ever RDM for SsangYong Motor Corporation in the second quarter of 2005 and other vehicle programs that are scheduled to launch in the 2008 - 2010 model years. As a result of these new awards, AAM’s new business backlog has grown to approximately $1.3 billion.

Other highlights of AAM’s $1.3 billion new business backlog include:
•	AAM’s newest technology for passenger cars and crossover vehicles, which includes power transfer units, driveshafts and RDMs.
•	AAM’s first award to supply transfer cases for a future vehicle program
•	Approximately $180 million of AAM’s new business backlog relates to product programs outside of North America.
•
AAM has been awarded over $150 million with Asian OEMs and their affiliate suppliers. One of these awards represents AAM’s first opportunity to provide front and rear axle modules to an Asian OEM for a major North American product platform.

•	AAM will launch approximately 55% of its new business backlog in the 2005, 2006 and 2007 calendar years. The balance of the business will be launched in 2008 - 2010.

A conference call to review AAM’s second quarter 2005 results is scheduled today at 10:00 a.m. EDT. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (706) 643-3736 from outside the United States. A replay will be available from Noon EDT on July 28, 2005 until 5:00 p.m. EDT August 5, 2005 by dialing (800) 642-1687 from the United States or (706) 645-9291 from outside the United States. When prompted, callers should enter conference reservation number 7326619.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission (SEC) rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles and passenger cars. In addition to locations in the United States (in Michigan, New York and Ohio), AAM also has offices or facilities in Brazil, China, England, Germany, India, Japan, Mexico, Scotland and South Korea.

Certain statements in this press release are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “will,” “expect,” “anticipate,” “intend,” “project,” and similar words or expressions are intended to identify forward-looking statements. These statements speak only as of the date of this press release. The statements are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: reduced demand of our customers’ products (particularly light trucks and SUVs produced by GM and DaimlerChrysler); reduced purchases of our products by GM, DaimlerChrysler or other customers; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to attract and retain key associates; our ability and our customers’ ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations and fuel costs); adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Christopher M. Son
Director, Corporate Relations	Director, Investor Relations
(313) 758-4880	(313) 758-4814
grayc@aam.com	chris.son@aam.com

Or visit the AAM website at http://www.aam.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In millions, except per share data)

Net sales	$867.7	$929.6	$1,686.6	$1,882.4

Cost of goods sold	782.3	796.2	1,528.9	1,612.6

Gross profit	85.4	133.4	157.7	269.8

Selling, general and administrative expenses	49.0	44.2	95.6	93.7

Operating income	36.4	89.2	62.1	176.1

Net interest expense	(6.6)	(5.9)	(12.7)	(14.3)

Other income (expense)
Debt refinancing and redemption costs	-	-	-	(23.5)
Other, net	(1.7)	1.2	(1.4)	1.9

Income before income taxes	28.1	84.5	48.0	140.2

Income taxes	9.2	29.2	15.8	48.4

Net income	$18.9	$55.3	$32.2	$91.8

Diluted earnings per share	$0.37	$1.02	$0.63	$1.68

Diluted shares outstanding	50.9	54.3	50.9	54.6

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004
	(Unaudited)
	(In millions)
ASSETS

Current assets
Cash and cash equivalents	$5.6	$14.4
Accounts receivable, net	417.3	334.9
Inventories, net	211.8	196.8
Prepaid expenses and other	45.2	39.1
Deferred income taxes	6.8	7.4
Total current assets	686.7	592.6

Property, plant and equipment, net	1,790.9	1,713.0
Deferred income taxes	8.7	6.8
Goodwill	147.8	147.8
Other assets and deferred charges	75.2	78.6
Total assets	$2,709.3	$2,538.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$399.0	$398.6
Other accrued expenses	169.2	181.9
Total current liabilities	568.2	580.5

Long-term debt	560.6	448.0
Deferred income taxes	116.0	114.5
Postretirement benefits and other long-term liabilities	476.8	440.3
Total liabilities	1,721.6	1,583.3

Stockholders' equity	987.7	955.5
Total liabilities and stockholders' equity	$2,709.3	$2,538.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
		(In millions)
Operating activities
Net income	$18.9	$55.3	$32.2	$91.8
Depreciation and amortization	45.4	40.7	88.8	82.0
Other	22.2	23.7	(68.6)	(49.7)

Net cash flow provided by operating activities	86.5	119.7	52.4	124.1

Purchases of property, plant & equipment	(86.4)	(49.0)	(161.2)	(95.7)

Net cash flow after purchases of property, plant & equipment	0.1	70.7	(108.8)	28.4

Net cash flow provided by (used in) operations	0.1	70.7	(108.8)	28.4

Net increase in long-term debt	8.6	(49.0)	111.7	370.9
Redemption of 9.75% Notes	-	-	-	(314.6)
Debt issuance costs	-	-	-	(9.7)
Employee stock option exercises	1.2	7.2	3.4	10.3
Dividends paid	(7.6)	(7.8)	(15.0)	(7.8)
Purchase of treasury stock	-	(20.7)	-	(83.7)

Net cash flow provided by (used in) financing activities	2.2	(70.3)	100.1	(34.6)

Effect of exchange rate changes on cash	-	0.2	(0.1)	0.4

Net increase (decrease) in cash and cash equivalents	2.3	0.6	(8.8)	(5.8)

Cash and cash equivalents at beginning of period	3.3	6.0	14.4	12.4

Cash and cash equivalents at end of period	$5.6	$6.6	$5.6	$6.6

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2005	2005	2004
	(In millions)

Net income	$18.9	$55.3	$32.2	$91.8
Interest expense	6.6	6.0	12.9	14.6
Income taxes	9.2	29.2	15.8	48.4
Depreciation and amortization	45.4	40.7	88.8	82.0

EBITDA	$80.1	$131.2	$149.7	$236.8

Net debt(b) to capital

			June 30,	December 31,
			2005	2004
			(In millions, except percentages)

Total debt			$560.6	$448.0
Less: cash and cash equivalents			5.6	14.4

Net debt at end of period			555.0	433.6

Stockholders' equity			987.7	955.5

Total invested capital at end of period			$1,542.7	$1,389.1

Net debt to capital(c)			36.0%	31.2%

(a) We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b) Net debt is equal to total debt less cash and cash equivalents.

(c) Net debt to capital is equal to net debt divided by the sum of stockholders' equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Net operating cash flow and free cash flow(d)
		Three months ended		Six months ended
		June 30,		June 30,
		2005	2004	2005	2004
		(In millions)

Net cash provided by operating activities		$86.5	$119.7	$52.4	$124.1
Less: purchases of property, plant & equipment		(86.4)	(49.0)	(161.2)	(95.7)

Net operating cash flow		0.1	70.7	(108.8)	28.4

Less: dividends paid		(7.6)	(7.8)	(15.0)	(7.8)

Free cash flow		$(7.5)	$62.9	$(123.8)	$20.6

After-Tax Return on Invested Capital (ROIC)(e)
					Trailing Twelve
	Quarter Ended				Months Ended
	September 30,	December 31,	March 31,	June 30,	June 30,
	2004	2004	2005	2005	2005
	(In millions, except percentages)

Net income	$36.4	$31.3	$13.3	$18.9	$99.9
After-tax net interest expense (f)	4.0	3.8	4.1	4.4	16.3

After-tax return	$40.4	$35.1	$17.4	$23.3	$116.2

Net debt at end of period					$555.0
Stockholder's equity at end of period					987.7

Invested capital at end of period					1,542.7
Invested capital at beginning of period					1,483.2

Average invested capital(g)					$1,513.0

After-Tax ROIC(h)					7.7%

(d) We define net operating cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow is defined as net operating cash flow less dividends paid. We believe net operating cash flow and free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Net operating cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate net operating cash flow and free cash flow differently.

(e) We believe that ROIC is a meaningful overall measure of business performance because it reflects the company's earnings performance relative to its investment level. ROIC is also a key metric used in our calculation of incentive compensation. Other companies may calculate ROIC differently.

(f) After-tax net interest expense is equal to tax effecting net interest expense by the applicable effective income tax rate for each presented quarter.

(g) Average invested capital is equal to the average of beginning and ending invested capital.

(h) After-tax ROIC is equal to after-tax return divided by average invested capital.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: July 28, 2005	By:	/s/ Thomas L. Martin
Thomas L. Martin
Vice President - Finance &
Chief Financial Officer
(also in the capacity of
Chief Accounting Officer)